SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                      CATALYST LIGHTING GROUP, INC.

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, schedule or registration statement no.:

      (3)   Filing party:

      (4)   Date filed:

                          CATAYST LIGHTING GROUP, INC.
                                7700 Wyatt Drive
                             Fort Worth, Texas 76108

                                                               February 13, 2004

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Catalyst Lighting Group, Inc., to be held on March 3, 2004, at 9:30 A.M., local time, at the offices of Feldman Weinstein LLP, 420 Lexington Avenue, Suite 2620, New York, New York 10170.

      As set forth in the formal Notice of Meeting and in the accompanying Proxy Statement, we are asking you to (i) elect our current five directors to continue serving in such capacity; (ii) approve our current auditors; and (iii) approve our 2003 Stock Option Plan.

      The Board of Directors has approved the proposals and believe they are in the best interests of all of the Company's shareholders. We urge you to read the accompanying Proxy Statement carefully. After the formal part of the meeting, we will have a discussion period for questions and comments of general interest to shareholders. We look forward to greeting personally those shareholders who are able to attend the meeting; however, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail the enclosed proxy, at your earliest convenience, in the envelope provided.

         Thank you for your cooperation.

                                                           Very truly yours,


                                                           ---------------------
                                                           Dennis H. Depenbusch
                                                           CEO, Chairman of the
                                                           Board of Directors
                                                           and Secretary

                          CATAYST LIGHTING GROUP, INC.
                                7700 Wyatt Drive
                             Fort Worth, Texas 76108

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS. The Annual Meeting of Shareholders of Catalyst Lighting Group, Inc. (the "Company") will be held on March 3, 2004, at 9:30 a.m. at the offices of Feldman Weinstein LLP, 420 Lexington Avenue, Suite 2620, New York, New York 10170, or at any adjournment of the meeting, to consider and vote upon the following matters, as explained more fully in the accompanying Proxy Statement:

1.    To elect the current Board of Directors;

2.    To approve the auditors;

3.    To approve our 2003 Stock Option Plan;

4. To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

      Only shareholders of record at the close of business on February 3, 2004 are entitled to notice of and to vote at the Annual Meeting. Shareholders who are unable to attend the Annual Meeting are requested to complete, date and return the enclosed form of proxy promptly in the envelope provided.

      Shareholders who attend the annual meeting may revoke their proxy and vote their shares in person.


                                                           ---------------------
                                                           Dennis H. Depenbusch
                                                           CEO, Chairman of the
                                                           Board of Directors
                                                           and Secretary

                          CATAYST LIGHTING GROUP, INC.
                                7700 Wyatt Drive
                             Fort Worth, Texas 76108

                                 PROXY STATEMENT

                               GENERAL INFORMATION

PROXY SOLICITATION. This Proxy Statement is mailed to holders of shares ("Shareholders") of the common stock, par value $.01 per share ("Common Stock"), of Catalyst Lighting Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on March 3, 2004, at 9:30 a.m. at the offices of Feldman Weinstein LLP, 420 Lexington Avenue, Suite 2620, New York, New York 10170, and at any adjournment of such meeting (the "Annual Meeting").

At the Annual Meeting the Shareholders will vote upon (i) the election of our current five directors to continue serving in such capacity; (ii) approve our current auditors; and (iii) approve our 2003 Stock Option Plan. Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy materials are first being mailed to Shareholders on or about February 17, 2004. Proxies will be solicited primarily by mail. Certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation for such efforts, may solicit proxies by telephone, facsimile, electronic mail or other personal contact. The Company will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock. Proposals of shareholders intended to be presented at the Company's 2005 Annual Meeting must be received at the Company's offices at 7700 Wyatt Drive, Fort Worth, Texas 76108 no later than a reasonable time before the Company begins to print and mail its proxy materials to be considered for inclusion in the proxy statement and form of proxy for that meeting.

A quorum shall be present at the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are represented at the meeting, in person or by proxy. With respect to other items of business (and the Company is not currently aware of any other items to be brought before the Annual Meeting), a quorum shall be present at all meetings of the Shareholders of the Company, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy. The subsequent withdrawal of any Shareholder from the meeting, after commencement of the meeting, or the refusal of any Shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after quorum has been established at such meeting. Despite the absence of a quorum at any meeting of Shareholders, the Shareholders present may adjourn the meeting.

Unless otherwise provided for in the Certificate of Incorporation of the Company, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and each Shareholder entitled to vote has the right to vote the number of shares owned by him for as many persons as there are directors to be elected.

REVOCABILITY AND VOTING OF PROXY

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shares represented by duly executed proxies will be voted in accordance with such Shareholders' instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted in accordance with the recommendations of the Company's Board of Directors as set forth herein. Any proxy may be revoked by a Shareholder prior to its exercise upon written notice to the Secretary of the Company, or by a Shareholder voting in person at the Annual Meeting.

RECORD DATE AND VOTING RIGHTS

Shareholders of record at the close of business on February 3, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. On the Record Date, the Company had outstanding and entitled to vote at the Annual Meeting 3,391,368 shares of Common Stock. Shareholders as of the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Shares of Common Stock are counted for quorum purposes if they are represented for any purpose at the Annual Meeting other than solely to object to holding the Annual Meeting or transacting business at the Annual Meeting. Assuming a quorum is present, for the election of directors a plurality of the shares voting must vote in the affirmative. The approval of any other matter coming before the Annual Meeting requires that a majority of the shares voting must vote in the affirmative. Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of proposals nor voted for or against matters presented for Shareholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.

PROPOSAL NUMBER 1

                           ELECTION OF FIVE DIRECTORS

Five directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The nominees, their ages and their positions with the Company are as follows:

Name                     Age         Position
----                     ---         ----------------
Dennis H. Depenbusch     40          CEO, Chairman of the Board of Directors and
                                     Secretary

Henry Glover             46          President and Director

Kevin R. Keating         63          Director

Mary Titus               43          Director

Tracy B. Taylor          49          Director


Each nominee's business experience during the past five years and the year in which each became a director is described below:

Dennis H. Depenbusch, 40, was the managing partner of Whitco Company, LLP ("Whitco") since its acquisition in June of 2000. Prior to his leading the acquisition of Whitco, he was a Vice President for Euronet Worldwide from May 1995 to June 2000. Euronet Worldwide is a provider of secure electronic financial transactions, ATM software, point-of-sale outsourcing and mobile banking to a wide range of industries. Mr. Depenbusch served as country manager from May 1995 to May 1998 in Poland and, from May 1998 to May 1999, served as Vice President in Germany, overseeing expansion and acquisition activities for these countries. From May 1999 to May 2000, he was responsible for overseeing ATM deployment activities and operational development for the United Kingdom. He also contributed to Euronet's acquisition of venture capital financing and eventual listing on the NASDAQ (EEFT). Mr. Depenbusch holds an MBA, Summa Cum Laude, and a BS in Business from the University of Kansas. He has held his position as CEO and Chairman since consummation of the merger with Whitco on August 27, 2003 and was named Secretary in December, 2003.

Henry M. Glover, 46, joined Whitco in January 2002 as the President. Mr. Glover has twenty years of experience in the lighting industry in key leadership roles. These assignments included work for three of the larger lighting conglomerates in the country: Genlyte Thomas, where he was Vice President and general manager of its Wide-Lite division from 1996-2000; USI Lighting from 1990-1992, where he was Vice President of Sales and Vice President of Lighting from 1993-1996; and Lithonia Lighting, where he worked from 1981 through 1989 in various positions, including analyst, product development manager, marketing manager and regional sales manager. Wide-Lite is a manufacturer of energy-efficient specification grade lighting and lighting controls. Mr. Glover has held senior level positions in sales and operational management for these companies. In 2001, Mr. Glover was CEO and principal of iCareers, LLC, an Internet recruiting site focused on lighting placements. Mr. Glover has an MBA from the University of Georgia and a BS in Economics from the College of Charleston. Mr. Glover is also the President and CEO of Whitco. He has held his current positions since consummation of the merger with Whitco on August 27, 2003.

Kevin R. Keating, 63, is an investment executive and for the past five (5) years has been the Branch Manager of the Vero Beach, Florida office of Brookstreet Securities Corporation. Brookstreet Securities is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Corporation in New York in 1965. From 1968 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President-Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock registered representative servicing the needs of individual investors. Mr. Keating is a graduate of Holy Cross College with a degree in Business Administration. Mr. Keating is a director of Wentworth II, Inc., Wentworth I, Inc., 99 Cent Stuff, Inc., Prologue and Micro Interconnect Technology, Inc. Mr. Keating was the President and CFO of the Company from its inception until consummation of the transactions with Whitco. He has been a director since inception in March, 2001, is a member of the audit committee and is the chairman of our compensation committee.

Mary Titus, 43, is a director and chairman of the audit committee. Since December 2000, Ms. Titus has worked for uRoam Corporation, a web based remote access provider, in Sunnyvale, CA. Ms. Titus is currently the Chief Financial Officer, Vice President of Administration and the corporate Secretary for uRoam, handling all finance, human resource and corporate compliance matters. From October 1999 through June 2000, Ms. Titus was the Chief Financial Officer, Vice President of Administration and the corporate Secretary for healthshop, an Internet based retailer of health products. From September 1998 through January 1999, Ms. Titus was Chief Financial Officer and the corporate Secretary for Crag Technologies, a San Jose based data storage company, where she was responsible for all finance and corporate compliance matters. From April through August 1998, Ms. Titus handled integration and strategic acquisition matters for Adaptec, following its acquisition of Ridge Technologies. Prior to that, Ms. Titus handled all finance, securities and acquisition matters at Ridge Technologies, a redundant storage controller company located in San Jose, CA. She has been a director of Whitco since September 4, 2003. Ms. Titus is the audit committee financial expert for Catalyst.

Tracy B. Taylor, 49, is a director and a member of the compensation committee. Since March, 2002, Mr. Taylor has been President of the Kansas Technology Enterprise Corporation, Topeka, Kansas. From 2001 to the KTEC appointment, Mr. Taylor was President of Taylor and Associates, a private equity investment firm. From 1999-2001, Mr. Taylor was Vice President for Townsend Capital, Lee's Summit, Missouri. From 1994 to 1999, he held various positions with Cohen Esrey real estate services in Kansas City, Missouri. From 1988 to 1994, Mr. Taylor held graduating positions leading to Treasurer and finally Vice President for Administration for Sprint Corporation in Westwood, Kansas. Mr. Taylor received a B.A. in history/political science, Magna Cum Laude, in 1976 from Bethany College in Lindsborg, Kansas and an MBA with a finance concentration, from the University of Kansas in 1979. He has been a director of Whitco since September 4, 2003.

The Company knows of no reporting person that failed to timely file reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

Our Board of Directors includes a standing audit committee consisting of Mary Titus and Kevin R. Keating.

BOARD OF DIRECTORS MEETINGS

During the fiscal year ended September 30, 2003, there were no meetings of the Company's Board of Directors. Approval of the annual audit is first given by our audit committee and finally by the entire Board of Directors. Nominations are made by the Board of Directors as a whole. The Board of Directors as a whole, upon advice from our compensation committee, determines the compensation of the Company's executive officers.

AUDIT COMMITTEE. The audit committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The audit committee's role includes discussing with management the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements. The audit committee is responsible for the appointment, replacement, compensation and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements of the Company. The audit committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. The Board of Directors has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the committee.

REPORT OF THE AUDIT COMMITTEE. The primary purpose of the audit committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process. The Committee's function is more fully described in its charter, which the Board has adopted and is included as Exhibit I to this Proxy Statement. The committee reviews the charter on an annual basis.

COMPENSATION COMMITTEE. The primary responsibilities of the Compensation Committee are to (a) review and recommend to the Board the compensation of the Chief Executive Officer and other officers of the Company, (b) review executive bonus plan allocations, (c) oversee and advise the Board on the adoption of policies that govern the Company's compensation programs, (d) oversee the Company's administration of its equity-based compensation and other benefit plans and (e) approve grants of stock options and stock awards to officers and employees of the Company under its stock plan. The Compensation Committee's role includes producing the report on executive compensation required by SEC rules and regulations. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter. The Compensation Committee Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidance, and evolving practices.

Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditors, Hein + Associates LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2003 with the Company's management and has discussed with Hein + Associates LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees." In addition, Hein + Associates LLP has provided the audit committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with Hein + Associates their independence.

Based on these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, for filing with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION. Upon the first closing of the sale of shares offered pursuant to our current public offering, each of our three outside directors, Kevin R. Keating, Mary Titus and Tracy Taylor, will be compensated as follows:
Through December 31, 2004, they will each receive $2,000 for each board meeting attended in person and $1,000 for each telephonic board meeting. After December 31, 2004, they will receive $1,000 and $500, respectively. Additionally, each of

Mr. Keating, Ms. Titus and Mr. Taylor will receive 10,000 shares of common stock, 6,667 of which shall be immediately issuable and the remaining 3,333 of which will be held in escrow and distributed to each of them provided they remain on our board of directors through December 31, 2005. Members of our Board who serve on the audit committee shall receive an additional $2,000 per meeting for the first year of service and $1,000 per meeting for each year thereafter. The audit committee chairman will receive $4,000 for the first year of service and $2,000 for each year thereafter in addition to the audit committee meeting fees. Messrs. Depenbusch and Glover will not receive any additional compensation for serving on our Board. To date, no Board of Directors' fees have been paid, however, Whitco, when it was a privately-held partnership, did reimburse board members for expenses incurred in connection with informal meetings prior to the securities exchange with Wentworth III, Inc., our prior name.

The following table sets forth information concerning compensation for services rendered to Whitco and Catalyst by its executive officers.

                           SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid during our fiscal year ended September 30, 2003, the nine months ended September 30, 2002 and the fiscal year ended December 31, 2001 to Dennis H. Depenbusch and Henry Glover. Mr. Depenbusch is Chairman, Secretary and CEO of Catalyst and Mr. Glover is a Board member and President. Both are the only executive officers of Catalyst. Prior to consummation of the transaction with Whitco, we did not provide cash compensation to our officers or directors for their services. There are no other anticipated officer assignments at the present time.

                                                                          Securities
                                                        Other Annual      Underlying  LITP       All Other
Name and All Other      Year     Salary       Bonus     Compensation      Options     Payouts   Compensation
Principal Positions     Ended     ($)          ($)      ($)               (#)         ($)          ($)
Dennis Depenbusch
Managing Partner/CEO
and Chairman (1)        2003    $130,000        $0      $     0               0          0          0

Henry Glover
President (2)           2003    $145,000        $0      $     0          58,633(4)       0          0

Dennis Depenbusch
Managing Partner        2002    $ 97,499        $0      $     0               0          0          0


Henry Glover
President               2002    $ 97,499        $0      $24,706(3)      190,977(4)       0          0

Dennis Depenbusch
Managing Partner        2001    $100,000        $0      $     0               0          0          0

Henry Glover
President (5)           2001    $      0        $0      $     0               0          0          0

Dennis Depenbusch
Managing Partner (6)    2000    $ 50,000        $0      $     0               0          0          0

(1) Mr. Depenbusch was the managing partner of Whitco prior to consummation of the merger transaction with Catalyst and is currently the CEO, Secretary and Chairman of the Board of Directors. As the merger transaction was not consummated until August 27, 2003, $119,167 of salary was paid to Mr. Depenbusch by Whitco through August 31, 2003 and $10,833 was paid by Catalyst through September 30, 2003.

(2) Mr. Glover was the President of Whitco prior to consummation of the merger transaction with Catalyst and is currently the President and a member of our Board of Directors. As the merger transaction was not consummated until August 27, 2003, $137,500 of salary was paid to Mr. Glover by Whitco through August 31, 2003 and $12,500 was paid by Catalyst through September 30, 2003.

(3) Represents compensation related to relocation expenses associated with the hiring of Mr. Glover.

(4) These were options to purchase 74.6825 partnership units of Whitco which, upon consummation of the merger with Catalyst on August 27, 2003, were converted into options to purchase an aggregate of 250,779 shares of common stock.

(5) Henry Glover began employment with Whitco on January 2, 2002.

(6) Whitco Company, LLP acquired Whitco Sales, Inc. on June 30, 2000.

Option Grants in Fiscal Year Ended September 30, 2003

No options to purchase partner units in Whitco, or common stock in Catalyst, were granted to Dennis Depenbusch in the fiscal year ended September 30, 2003.

For the year ended September 30, 2003, and the nine months ended September 30, 2002, options to purchase 17.5 and 57 partner units, respectively, were granted to Henry Glover at a strike price of approximately $2,890 per unit. These options, on a converted basis represent 249,610 shares of Catalyst common stock at a strike price of $0.86 per share. 58,633 of these options became fully vested when Catalyst became subject to the periodic reporting requirements under the Securities Exchange Act of 1934. The remaining 190,977 options vest equally over a 5 year period, but immediately vest in full in the event Catalyst receives an offer to sell substantially all of its assets which offer Catalyst desires to accept.

Aggregate Option Exercises in Fiscal Year Ended September 30, 2003

No options to purchase Whitco partnership units or Catalyst common stock were exercised by Dennis Depenbusch, Henry Glover or any employee of Whitco or Catalyst during the fiscal year ended September 30, 2003.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                       CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of February 3, 2004, regarding the beneficial ownership of the Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                           Amount and Nature       % of Shares
Name and Address of                        of Beneficial           Beneficially
Beneficial Owner                           Ownership               Owned
-------------------                        -----------------       -------------
Kevin R. Keating (1)                            90,000                 2.65%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108


Dennis H. Depenbusch (2)                     1,610,974(3)             47.50%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Henry Glover (4)                                96,951(5)              2.78%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Mary Titus (6)                                       0                   --
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Tracy B. Taylor (7)                                  0                   --
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Keating Investments, LLC                       200,000(2)              5.90%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Larry Doskocil Trust (8)                       685,004                20.20%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108


Celestine Depenbusch (9)                       472,048                13.92%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

James "Kip" Pritchard (10)                     350,125                 9.35%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP (5 individuals)                   1,797,925                 53.0%

(1) Mr. Keating is a member of our Board of Directors.

(2) Mr. Depenbusch is our Chief Executive Officer, Secretary and Chairman of our Board of Directors.

(3) Represents 3,360 shares of Common Stock owned by Mr. Depenbusch and 1,607,624 shares owned by the Dennis H. Depenbusch Revocable Trust, an entity of which Mr. Depenbusch is a co-trustee.

(4) Mr. Glover is President and a member of our Board of Directors.

(5) Represents 96,951 shares of Common Stock issuable upon exercise of currently vested options granted to Mr. Glover.

(6) Ms. Titus is a member of our Board of Directors.

(7) Mr. Taylor is a member of our Board of Directors.

(8) Larry Doskocil is the sole trustee of the Larry Doskocil Trust.

(9) Celestine Depenbusch is the mother of Dennis H. Depenbusch. Mr. Depenbusch exercises no voting, dispository or other control over these shares.

(10) Represents 350,125 shares of common stock issuable upon exercise of currently vested options granted to Mr. Pritchard.

Certain Relationships and Related Transactions

The following table sets forth all long term debt issued to parties related to
Catalyst:

LONG-TERM DEBT:

Long-term secured, subordinated debt for the periods set forth below consisted of the following:


                                                                                 September 30,
                                                                                     2003
                                                                                 -------------
Noninterest-bearing note payable to an individual, discounted at 6.3%
(unamortized discount of $38,519 and $75,509 at September 30, 2003 and September 30, 2002), payable in annual installments of $217,851
The note was issued to the Pritchard family from which Whitco was
purchased on June 30, 2000                                                       $397,183

Noninterest bearing note payable to Kip Pritchard, an employee, discounted at
6.22% (unamortized discount of $8,490 and $20,207 at September 30, 2003 and
September 30, 2002, respectively), payable in monthly installments of $7,375.
Kip Pritchard is a member of the Pritchard family from which Whitco was purchased in 2000. The note was issued on June 30, 2000 in connection with
such purchase                                                                    $146,389

Note payable to an individual with indirect ownership in Whitco, note was assigned to a nonrelated limited partnership effective December 27, 2001, principal due July 31, 2005, interest payable monthly at a fixed rate of 15%.
This note was issued on June 30, 2000 in connection with the purchase of Whitco from the Pritchard family $700,000

Subordinated, unsecured 15% note payable to an owner, Larry Doskocil, due April 30, 2007. This note was issued on May 1, 2002 in connection
with the buy-out of certain partnership interests of Whitco                      $ 20,000

Subordinated, unsecured 15% note payable to an owner, Jacqueline
Middelkamp, due April 30, 2007. This note was issued on May 1, 2002 in
connection with the buy-out of certain partnership interests of Whitco           $ 50,000

Subordinated, 15% unsecured note payable to Kip Pritchard, due April
30, 2007.  This note was issued on May 1, 2002 in connection with the
buy-out of certain partnership interests of Whitco                               $150,000

Subordinated, 10% unsecured note payable to Keating Reverse Merger
Fund, LLC due January 6, 2004.  This note was issued on August 6, 2003           $214,551
                                                                                ----------
                                                                                $1,678,123
Less current maturities                                                           (524,134)
                                                                                ----------
                                                                                $1,153,989
                                                                                ==========

During the twelve months ended September 30, 2003, the nine months ended September 30, 2002 and the year ended December 31, 2001, Whitco had $33,416, $27,875 and $0, respectively, of interest expense on notes due to related parties.

OTHER RELATED PARTY TRANSACTIONS:

During the twelve months ended September 30, 2003, the nine months ended September 30, 2002 and the year ended December 31, 2001, Whitco paid $60,800, $24,000 and $24,000, respectively, for accounting and administrative services to an entity related through common ownership. The common ownership ended May 1, 2002.

During the twelve months ended September 30, 2003, the nine months ended September 30, 2002 and the year ended December 31, 2001, Whitco had sales of $423,760, $266,580 and $679,527, respectively, to an entity whose principal owner is the brother of an employee of Whitco. Accounts receivable from this related entity were $92,305 and $24,894 at September 30, 2003 and 2002, respectively.

Celestine C. Depenbusch is the mother of Dennis Depenbusch, our CEO and Chairman. Celestine C. Depenbusch currently owns 472,048 shares of Catalyst common stock, representing approximately 13.92% of the outstanding common stock. Celestine Depenbusch exercises 100% voting power and control over all shares owned by her.

On August 6, 2003, Whitco Company LLP received a bridge loan of $250,000 from Keating Reverse Merger Fund. In consideration for the note, and upon consummation of the merger, we issued a five year common stock purchase warrant for the purchase of up to 125,000 shares of our common stock at a price of $2.00 per share. It is expected that a portion of the proceeds raised in the current offering will be used to repay the promissory note of Keating Reverse Merger Fund, which matures on March 31, 2004.

Keating Investments, LLC is the managing member of Keating Reverse Merger Fund and received an investment banking fee in connection with the merger with Whitco. Timothy J. Keating owns approximately 60% of Keating Investments and also individually owns, as of the date hereof, 5% of Keating Reverse Merger Fund. Timothy J. Keating is the son of Kevin R. Keating, our former President and a current board member. Kevin R. Keating has no ownership interest in Keating Investments, Keating Securities or Keating Reverse Merger Fund.

Kevin R. Keating and Spencer I. Browne, our original and only officers and directors until the merger with Whitco, could be deemed to be our promoters. They received shares of Common Stock in return for their cash contributions to the Company. Kevin R. Keating received 90,000 shares in exchange for a cash contribution of $4,500. Spencer I. Browne received 60,000 shares in exchange for a cash contribution of $3,000.

Employment Agreements

As of December 31, 2002, Whitco entered into an employment agreement with Henry Glover, which expired December 31, 2003, providing for him to serve as Whitco's President and Chief Executive Officer at an annual rate of $150,000. There is currently no new written employment agreement with Mr. Glover but all parties are continuing to act pursuant to the terms of the recently expired contract. We anticipate entering into an employment agreement with Mr. Glover on terms to be agreed upon. Mr. Glover is also eligible for medical and dental benefits, as well as such other benefits as may be offered to executive officers from time to time. Mr. Glover's employment agreement contains a confidentiality provision as well as a non-compete clause for one year following his employment with Whitco. We anticipate entering into an employment agreement with Dennis Depenbusch on terms to be agreed upon.

The directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. Upon the first closing of the sale of shares offered pursuant to our current public offering, each of our three outside directors, Kevin R. Keating, Mary Titus and Tracy Taylor, will be compensated as follows: For one year, they will each receive $2,000 for each board meeting attended in person and $1,000 for each telephonic board meeting. After the first year, they will receive $1,000 and $500, respectively. Additionally, each of Mr. Keating, Ms. Titus and Mr. Taylor will receive 10,000 shares of common stock, 6,667 of which shall be immediately issuable and the remaining 3,333 of which will be held in escrow and distributed to each of them provided they remain on our board of directors for a period of one year. Members of our Board who serve on the audit committee shall receive an additional $2,000 per meeting for the first year of service and $1,000 per meeting for each year thereafter. The audit committee chairman will receive

$4,000 for the first year of service and $2,000 for each year thereafter in addition to the audit committee meeting fees. Messrs. Depenbusch and Glover will not receive any additional compensation for serving on our Board. To date, no Board of Directors' fees have been paid, however, Whitco did reimburse board members for expenses incurred in connection with informal meetings prior to the securities exchange with us. Officers are appointed by the Board of Directors and serve at the discretion of the Board. Currently, Dennis H. Depenbusch and Henry Glover are the only officers for Catalyst Lighting Group, Inc.

There are no agreements or understandings for any officer or director to resign at the request of another person and none of the officers or directors is acting on behalf of or will act at the direction of another person.

There have been none of the following events that occurred during the past five years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person of the Company:

      (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

      (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

      (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

THE BOARD OF DIRECTORS OF CATALYST LIGHTING GROUP, INC. RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL FIVE NOMINEES FOR DIRECTOR.

PROPOSAL NUMBER 2

                           INCENTIVE STOCK OPTION PLAN

On August 27, 2003, immediately prior to the consummation of the transactions with Whitco, our Board of Directors adopted the 2003 Stock Option Plan, reserving for issuance up to 1,500,000 shares of our common stock. In connection with the merger with Whitco, options to purchase 808,632 shares of common stock were granted to the then-option holders of Whitco, with 582,141 of such options vested as of February 3, 2004.

As of September 30, 2003, and in accordance with our 2003 Stock Option Plan, there were incentive options outstanding to purchase 808,632 shares of common stock, with 552,657 of such options currently vested. Twenty percent (20%) of the non-vested options vest on each anniversary date of the option grant. The holders of these options, their position in Whitco and the number of options held by each, are as follows:

                                                                        Weighted
                                                                        Average
Name                          Title                # Options Issued     exercise price
----                          -----                ----------------     --------------
Henry Glover         President/CEO (of Whitco)          250,779          $0.86
Kevin B. Medlin      Vice President Sales                97,163          $0.86
Thomas Lach          Vice President Engineering          97,163          $0.86
Ben Mosqueda         Manager Quotations/Drafting         11,727          $0.86
Kip Pritchard        Vice President                     351,800          $0.30
                                                        -------
Total                                                   808,632
                                                        =======

Accordingly, our option plan reserves an additional 691,368 shares of common stock for future issuance.

The Option Plan is administered by the Board of Directors (or by a committee of the Board of Directors, if one is appointed for this purpose), provided that members of the Board of Directors who are either eligible for Awards (as defined below) or have been granted Awards may not vote on any matters affecting the administration of the Plan or the grant of any Award pursuant to the Plan if required pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The Option Plan provides for the granting of incentive stock options (within the meaning of Section 422 of the Code) and nonqualified stock options (individually, an "Award" or collectively, "Awards"), to those officers or other key employees, directors or consultants, with potential to contribute to the future success of the Company or its subsidiaries, provided, that only employees may be granted incentive stock options. The Board of Directors has discretion to select the persons to whom Awards will be granted (from among those eligible), to determine the type, size and terms and conditions applicable to each Award and the authority to interpret, construe and implement the provisions of the Option Plan. Notwithstanding the foregoing, with respect to incentive stock options, the aggregate fair market value (determined at the time such Award is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year shall not exceed $100,000 under all plans of the employer corporation or its parent or subsidiaries. The Board of Directors' decisions are binding on the Company and persons eligible to participate in the Option Plan and all other persons having any interest in the Option Plan. It is presently anticipated that approximately seven individuals initially will participate in the Option Plan.

The total number of shares of Common Stock that may be subject to Awards under the Option Plan is 1,500,000, subject to adjustment in accordance with the terms of the Option Plan. Common Stock issued under the Option Plan may be either authorized but unissued shares, treasury shares or any combination thereof. To the fullest extent permitted under Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code, any shares of Common Stock subject to an Award which lapses, expires or is otherwise terminated prior to the issuance of such shares may become available for new Awards. Options to purchase Common Stock granted as Awards ("Options"), which may be nonqualified or incentive stock options, may be granted under the Option Plan at an exercise price (the "Option Price") determined by the Board of Directors in its discretion, provided, that the Option Price of incentive stock options may be no less than the fair market value of the underlying Common Stock on the date of grant (or 110% of fair market value in the case of an incentive stock option granted to a ten percent shareholder).

Options will expire not later than ten years after the date on which they are granted. Options become exercisable at such times and in such installments as determined by the Board of Directors. Notwithstanding the foregoing, however, each Option shall, except as otherwise provided in the stock option agreement between the Company and an optionee, become exercisable in full for the aggregate number of shares covered thereby unconditionally on the first day following the occurrence of any of the following: (a) the approval by the shareholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change (each as defined below). For purposes of the Option Plan,
(i) an "Approved Transaction" shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) a "Control Purchase" shall mean circumstances in which any person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) (x) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (y) shall become the "beneficial owner" (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire the Company's securities), and (iii) A "Board Change" shall mean circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the Option Plan shall be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise thereafter of any Option theretofore granted or issued shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

In the event that an Option holder ceases to be an employee for any reason other than permanent disability, retirement under certain circumstances (as determined by the Board of Directors) or death, such holder shall have ninety (90) days to exercise any Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination. In the event of the termination of a holder's employment resulting from retirement or permanent disability of the Option holder while an employee, any Option granted to such employee shall be exercisable for one (l) year after the date of termination of employment due to permanent disability, but in no event after the expiration of the exercise period. In the event of the death of an Option holder while an employee, or during the one (l) year period after the date of termination of employment due to retirement or permanent disability of the Option holder, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (l) year from the date of the death of the Option holder, but in no event after the expiration of the exercise period.

The Board of Directors may at any time alter, amend, suspend or discontinue the Option Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any recipient of an Option under any agreement theretofore entered into under the Option Plan, without his consent, or which, without the requisite vote of the shareholders of the Company approving such action, would:

      (a) except as is provided in the Option Plan, increase the total number of shares of stock reserved for the purposes of the Option Plan; or

      (b) extend the duration of the Option Plan; or

      (c) materially increase the benefits accruing to participants under the Option Plan; or

      (d) change the category of persons who can be eligible participants under the Option Plan. Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the 2003 Stock Option Plan.

THE BOARD OF DIRECTORS OF CATALYST LIGHTING GROUP, INC. RECOMMENDS YOU VOTE "FOR" ADOPTION OF THE COMPANY'S 2003 STOCK OPTION PLAN.

PROPOSAL NUMBER 3
                             RE-ELECTION OF AUDITORS

Hein + Associates LLP are the principal accountants selected by the Board for re-election for the current year as independent auditors for Catalyst Lighting Group, Inc.

Independent Public Accountants


(a) Hein + Associates LLP are hereby being recommended to the security holders for re-election for the current year.

(b) Hein + Associates LLP are not expected to be present at the meeting, however, they may have the opportunity to make a statement if they desire to do so and a representative of Hein + Associates LLP is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Hein + Associates LLP for professional services rendered for the audit of the annual financial statements of Catalyst Lighting Group, Inc. for the fiscal year ended September 30, 2003 were $29,298 and were in conformity with the accounting principles generally accepted in the United States of America. The audit fees billed in the aggregate for the last two fiscal years for professional services rendered by Hein + Associates LLP for the audit of the registrant's financial statements and a review of the financial statements included in the registrant's Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were $131,764.

Audit-Related Fees

The aggregate fees billed in the last two fiscal years for assurance and related services by Hein + Associates LLP that are reasonably related to the performance under general audit fees set forth above were $1,410.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by Hein + Associates LLP for tax compliance, tax advice and tax planning were $16,312.

All Other Fees

         The aggregate fees billed in each of the last two fiscal years for products and services provided by Hein + Associates LLP, other than the services reported in the above two paragraphs were $0.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RE-APPOINTMENT OF HEIN + ASSOCIATES AS OUR INDEPENDENT AUDITORS.


The Board of Directors is not aware that any matters other than those set forth herein will come before the Annual Meeting. Should any matters requiring the vote of the Shareholders arise, it is intended that shares represented by proxies will be voted in respect thereof in accordance with the direction of the person or persons holding the proxy in accordance with their best judgment in the interests of the Company.

SUBMISSION OF PROPOSALS OF SHAREHOLDERS

Proposals of Shareholders intended to be presented at the Company's 2005 Annual Meeting of Shareholders must be received at the Company's offices at 7700 Wyatt Drive, Fort Worth, Texas, 76108, Attention: Dennis H. Depenbusch, Corporate Secretary, no later than a reasonable time before the Company begins to print and mail its proxy materials, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

                                    Exhibit I

              CATALYST LIGHTING GROUP, INC. AUDIT COMMITTEE CHARTER

                                      ROLE

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the "independent auditor"), performance of the internal auditor and the Company's internal audit function, and such other duties as directed by the Board. The Committee's role includes discussing with management the Company's processes to manage financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee has sole authority over the appointment and replacement of the independent auditor and is directly responsible for compensation, and oversight of the independent auditor.

                                   MEMBERSHIP

The membership of the Committee consists of at least two directors. Each member shall meet the experience requirements of the listing standards of the applicable stock market on which the Company's common stock is traded and applicable laws and regulations. Each member will be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member's independence. Committee members will not serve simultaneously on the audit committees of more than two other public companies. The Board appoints the chairperson.

                                   OPERATIONS

The Committee meets at least once each quarter. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision hereof, (b) any provision of the Bylaws of the Corporation, or (c) the laws of the state of Delaware.

                            COMMUNICATIONS/REPORTING

The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the Company's internal auditors and the Company's management. This communication will include periodic separate executive sessions with each of these parties.

                                    EDUCATION

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company will assist the Committee in maintaining appropriate financial literacy.

                                    AUTHORITY

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

                                RESPONSIBILITIES

The Committee's specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Calendar. As the compendium of Committee responsibilities, the most recently updated Responsibilities Calendar will be considered to be an addendum to this Charter. The Committee will review and reassess the adequacy of this Charter annually to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices and recommend any proposed changes to the Board.

The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company's financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company's internal policies, procedures and controls.

                          CATALYST LIGHTING GROUP, INC.

                                7700 Wyatt Drive

                            Fort Worth, Texas, 76108


                              --------------------

                                      PROXY

                              --------------------

THIS PROXY IS BEING SOLICITED ON BEHALF OF CATALYST LIGHTING GROUP, INC.'S BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 3, 2004 FOR SHAREHOLDERS OF RECORD FEBRUARY 13, 2004.

The undersigned, being a holder of shares of Common Stock, par value $.01 per share, of Catalyst Lighting Group, Inc., a Delaware corporation (the "Company"), hereby designates Henry Glover or Dennis H. Depenbusch, with full power of substitution in the premises, to vote at an annual meeting of shareholders of the Company to be held at Feldman Weinstein LLP, 420 Lexington Avenue, Suite 2620, New York, New York 10170, on March 3, 2004 at 9:30 a.m., or at any adjournment thereof, as follows:

1. ELECTION OF DIRECTORS: Nominees: Dennis H. Depenbusch, Henry Glover, Kevin R. Keating, Mary Titus and Tracy B. Taylor.

______ VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

______ VOTE WITHHELD from all nominees listed.

2. APPROVAL OF 2003 STOCK OPTION PLAN:

______ FOR

______ AGAINST

3. APPROVAL OF HEIN + ASSOCIATES AS INDEPENDENT AUDITORS:

______ FOR

______ AGAINST

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). THE FAILURE TO FILL IN THE CHOICES INDICATED ABOVE WILL AUTHORIZE THE PROXIES TO VOTE FOR THE PROPOSALS TO BE BROUGHT BEFORE THE MEETING.

                     (Please Date and Sign on Reverse Side)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership or other entity, please sign in entity name by authorized person. It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

NUMBER OF SHARES:_______________________________

DATED:________________

------------------------------------------------
SIGNATURE OF STOCKHOLDER

------------------------------------------------
SIGNATURE IF HELD JOINTLY

PLEASE ENTER YOUR SOCIAL SECURITY NUMBER OR FEDERAL EMPLOYER IDENTIFICATION NUMBER HERE:

SOCIAL SECURITY OR FEI NO.__________________


PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.